UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2015
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2015, the Board of Directors of Vera Bradley, Inc. (the “Company”) unanimously elected Mary Lou Kelley as an independent, Class I director effective December 9, 2015. Ms. Kelley's term will expire with the terms of the other Class I directors at the 2017 annual meeting of shareholders. The Board of Directors also appointed Ms. Kelley as a member of the Compensation Committee.
As a director of the Company, Ms. Kelley will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2015.  This compensation generally consists of an annual cash retainer in the amount of $55,000, annual retainers for committee service ($7,000 for Compensation Committee members), and an annual equity grant with a value of $85,000.
A copy of the press release announcing the election of Ms. Kelley is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated December 9, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: December 9, 2015	/s/ Kevin J. Sierks
Kevin J. Sierks Executive Vice President – Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 9, 2015